Exhibit 10.27(b)

                            OMEGA ORTHODONTICS, INC.
                              3621 Silver Spur Lane
                                 Acton, CA 93510

                                                                    May 12, 1997

Dr. C. Joel Glovsky
44 Grey Lane
Lynnfield, MA  01940

Marshall Sterman, President
The Mayflower Group, Ltd.
393 Commonwealth Avenue
Boston, MA  02115

Re: Amendment No. 1 to the Amended and Restated Consulting Agreement dated as of September 4, 1996 among C. Joel Glovsky, The Mayflower Group, Ltd. and Omega Orthodontics, Inc.

Gentlemen:

     Reference is made to that certain Amended and Restated Consulting Agreement dated as of September 4, 1996 (the "Agreement") among C. Joel Glovsky ("Glovsky"), The Mayflower Group, Ltd. ("Mayflower" and together with Glovsky, the "Consultants") and Omega Orthodontics, Inc. ("Omega").

     In consideration of the mutual premises and the mutual covenants contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. A new section 17 is added which shall read as follows:

         17. CASH PAYMENTS. As additional consideration for the services rendered by each of the Consultants, Omega shall make the following cash payments in accordance with the following schedule to assist each of the Consultants to meet his or its tax obligations with respect to the receipt of the Glovsky Shares or the Mayflower Shares, as the case may be:

         DATE                 AMOUNT           DATE                AMOUNT
         ----                 ------           ----                ------
         January 1, 1998     $67,500          June 1, 1999        $27,000
         April 1, 1998       $67,500          September 1, 1999   $27,000
         June 1, 1998        $67,500          January 1, 2000     $10,800
         September 1, 1998   $67,500          April 1, 2000       $10,800
         January 1, 1999     $27,000          June 1, 2000        $10,800
         April 1, 1999       $27,000          September 1, 2000   $10,800

C. Joel Glovsky
Marshall S. Sterman, President
May 12, 1997
Page 2


     2. Section 5 of the Agreement is deleted in its entirety and the following new Section 5 shall be inserted in lieu thereof:

     5. TERM OF AGREEMENT. This Amended and Restated Consulting Agreement shall be effective as of the date set forth above and shall expire upon receipt by Glovsky and Mayflower of the last payment required to be made by Omega pursuant to Section 17 of this Agreement.

     3. Except as expressly amended or modified hereby, the Agreement shall and does remain in full force and effect and is hereby ratified and confirmed in all respects.

     If you agree with the amendments set forth above, please date and sign the enclosed copy of this Letter Agreement and return one executed copy to the undersigned. By executing this Letter Agreement, the parties agree that this Letter Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.


                                            OMEGA ORTHODONTICS, INC.


                                            By: /s/  Robert J. Schulhof
                                                ------------------------------
                                                Robert J. Schulhof, President

ACCEPTED AND AGREED
AS OF THIS 12th DAY OF
MAY, 1997


/s/ C. Joel Glovsky
--------------------------
C. Joel Glovsky


THE MAYFLOWER GROUP, LTD.


By: /s/ Marshall S. Sterman
    -----------------------------
    Marshall S. Sterman, President